ITRON, INC.
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                        (Unaudited, shares in thousands)

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                                                             Three months ended June 30,   Six months ended June 30.

Primary Shares (Based on Average Price):                                1997           1996           1997           1996
                                                                  -----------   ------------    -----------   ------------
Weighted average number of common shares outstanding                  14,256         13,282         13,838         13,242

Dilutive effect of outstanding stock options and warrants                               903                           911
                                                                  -----------   ------------    -----------   ------------

Primary weighted average shares outstanding                           14,256         14,185         13,383         14,153
                                                                  ===========   ============    ===========   ============


                                                             Three months ended June 30,   Six months ended June 30,

Fully Diluted Shares (Based on Ending Price):                           1997           1996           1997           1996
                                                                  -----------   ------------    -----------   ------------
Weighted average number of common shares outstanding                  14,256         13,282         13,838         13,242

Dilutive effect of outstanding stock options and warrants                               599                           626
                                                                  -----------   ------------    -----------   ------------

Fully diluted weighted average shares outstanding                     14,256         13,881         13,838         13,868
                                                                  ===========   ============    ===========   ============

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